EXHIBIT 6.14

Certain identified information has been excluded from this exhibit because it is both not material and is the type of information the Company treats as private or confidential.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrant No. PAW-1	Date of Issuance: October 31, 2020 Void on and after the Expiration Date

6D BYTES INC.

SERIES A PREFERRED STOCK PURCHASE WARRANT

6d bytes inc., a Delaware corporation (the “Company”), for value received, hereby certifies that BGV III, L.P., or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 6 below) the number of shares of Series A Preferred Stock of the Company (the “Series A Preferred”) as described in Section 1(a).

This Series A Preferred Stock Purchase Warrant (“Warrant”) is issued in connection with Holder’s purchase of a convertible promissory note of the Company, dated on or about the date hereof (the “Note”).

1. NUMBER OF SHARES; EXERCISABILITY; EXERCISE PRICE; EXERCISE PERIOD.

(a) Number of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant, to purchase from the Company up to a number of shares (subject to adjustment as provided herein) of Series A Preferred equal to 211,5061 (the “Exercise Shares”).

(b) Exercisability, Exercise Price. The exercise price per share shall be $0.01 (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification of the Company effected after the date hereof) (the “Exercise Price”) and the Warrant shall be exercisable in whole or in part at any time during the Exercise Period (as defined below).

2. EXERCISE.

(a) Exercise Period. This Warrant may be exercised by the Holder, in whole or in part, during the period commencing with the date hereof and ending five (5) years later, unless sooner terminated as provided below (the “Exercise Period”).

(b) Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of an amount equal to the product obtained by multiplying (i) the number of Exercise Shares to be purchased by the Holder by (ii) the Exercise Price (the “Purchase Price”). The Purchase Price may be paid by (i) cash, check, wire transfer, or (ii) subject to Holder’s prior written consent, by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Holder.

1 NTD: To equal 50% of the principal amount of the note divided by the Series A Preferred original issue price per share, $1.3002.

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(c) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Exercise Shares shall be issuable upon such exercise as provided in Section 2(e) below shall be deemed to have become the holder or holders of record of the Exercise Shares represented by such certificates.

(d) Net Issue Exercise.

(i) If the fair market value of one share of the Company’s Exercise Shares is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant in the manner provided above in Section 2(b), the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Holder or such Holder’s duly authorized attorney, in which event the Company shall issue to such Holder a number of shares of Exercise Shares computed using the following formula (a “Net Exercise”):

X = Y (A - B)

A

Where	X = The number of shares of Exercise Shares to be issued to the Holder.

Y = The number of shares of Exercise Shares purchasable under this Warrant (at the date of such calculation).

A = The fair market value of one share of Exercise Shares (at the date of such calculation). B = The Exercise Price (as adjusted to the date of such calculation).

B = The Exercise Price (as adjusted to the date of such calculation).

(ii) For purposes of the above calculation, the fair market value of one share of Exercise Shares shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this section in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each share of Exercise Shares is convertible at the time of such exercise.

(e) Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of shares of Exercise Shares to which such Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Exercise Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 2(a) or 2(c) above.

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3. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Series A Preferred of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

4. TRANSFERS.

(a) Unregistered Security. Each holder of this Warrant acknowledges that this Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Exercise Shares issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant, such Exercise Shares or such Series A Preferred and registration or qualification of this Warrant or such Exercise Shares under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required; [provided, however, that the requirements of (i) and (ii) above and the related restrictions on any sale, pledge distribution, offer for sale, transfer or other disposition of this Warrant or any Exercise Shares issued upon its exercise shall not be required (unless otherwise required by applicable law) in the event of a transfer of all or part of this Warrant or Exercise Shares, as applicable, to one or more Affiliates (as defined below) of Holder or funds managed by it or any of their respective directors, officers or partners, provided such transferee agrees in writing to be subject to the terms of the Warrant as if it were a Holder hereunder. Each certificate or other instrument for Exercise Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect. For purposes of this Warrant, “Affiliate” means, with respect to Holder, any other individual or entity who, directly or indirectly, controls, is controlled by, or is under common control with the Holder, including without limitation any general partner, managing member, officer or director of Holder or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with the Holder.

(b) Warrant Register. The Company will maintain a register containing the names and addresses of the Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

(c) Transferability. Subject to the provisions of Section 4(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company. Any transfer shall be subject to applicable laws and any transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

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5. REPRESENTATIONS OF HOLDER.

(a) Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

(b) Securities Are Not Registered.

(i) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(ii) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(iii) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

(c) Disposition of Warrant and Exercise Shares. The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless such transfer is made pursuant to Sections 4(a) and 4(c) herein.

(d) Legends. The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

6. TERMINATION. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”): (a) the end of the Exercise Period, (b) corporation Deemed Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time), or (c) an initial public offering of securities of the Company registered under the Securities Act. The Company shall be required to provided Holder at least fifteen (15) business days prior written notice to the consummation or initial closing of any such transaction described in subpart (b) or subpart (c) in this Section 5.

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7. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or Holder at the address listed on the signature page hereto or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

8. MARKET STAND-OFF AGREEMENT. Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days in the case of the initial public offering, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock owned or controlled by such Holder immediately prior to the effectiveness of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this section shall apply only to the initial public offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holder only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than 1% of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all the Company’s outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this section or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all holders subject to such agreements, based on the number of shares subject to such agreements.

9. RESERVATION OF STOCK. This Warrant and the stock issuable upon exercise of this Warrant have been duly authorized by the Board of Directors of the Company, and shall be reserved and remain available for issuance to the Holder until and through the Expiration Date.

10. EXCHANGE OF WARRANTS. Upon the surrender by the Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Series A Preferred called for on the face or faces of the Warrant or Warrants so surrendered.

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11. LACERMEEPNT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

12. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13. NO FRACTIONAL SHARES. No fractional shares of Series A Preferred will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Series A Preferred on the date of exercise, as determined in good faith by the Company’s Board of Directors.

14. CERTAIN COVENANTS. The parties agree to act in good faith with respect to all transactions contemplated hereby.

 15. AMENDMENT OR WAIVER. Any term of this Warrant may be amended subject to a prior consent in writing by both the Company and Holder, or waived only by an instrument in writing signed by the party against which enforcement of the waiver is sought.

16. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

17. GOVERNING LAW. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

[Signature pages follow]

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The parties have executed this SERIES A PREFERRED STOCK PURCHASE WARRANT as of the date first written above.

COMPANY: 6D BYTES INC.

By:	/s/ Vipin Jain
Name: Vipin Jain
Title: Chief Executive Officer

E-mail:	[XXXXXXXXXXXXXX]

Address:	440 N. Wolfe Road Sunnyvale, California 94085

SIGNATURE PAGE TO 6D

BYTES INC.

WARRANT TO PURCHASE SERIES A PREFERRED STOCK

The parties have executed this SERIES A PREFERRED STOCK PURCHASE WARRANT as of the date first written above.

HOLDER (if an entity):

Name of Holder:	BGV III, L.P.

	By:	/s/ Eric Benhamou
		Name	Eric Benhamou
		Title	General Partner

	E-mail:		[XXXXXXXXXXXXXX]

	Address:		[XXXXXXXXXXXXXXX]

HOLDER (if an individual):

Name of Holder:

Signature:

E-mail:

Address:

SIGNATURE PAGE TO

6D BYTES INC.

WARRANT TO PURCHASE SERIES A PREFERRED STOCK

EXHIBIT A PURCHASE/EXERCISE FORM

6d bytes inc.

440 N. Wolfe Road

Sunnyvale, California 94085

The undersigned, pursuant to the provisions set forth in the attached Warrant No. PAW- hereby irrevocably elects to (a) purchase                                       shares of the Series A Preferred covered by such Warrant and herewith makes payment of $    , representing the full purchase price for such shares at the price per share provided for in such Warrant together with all applicable transfer taxes, or (b) exercise such Warrant for            shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 2(d) of such Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 3(b) of the Note and Section 5 of the Warrant and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in the representations and warranties contained in Section 3(b) of the Note shall have the meanings assigned to them in the Note, provided that the term “Purchaser” shall refer to the undersigned and the term “Shares” shall refer to the Exercise Shares.

Dated:

HOLDER (if an individual):

Name of Holder:

By:

Name:
Title:

HOLDER (if an individual):

Name of Holder:

Signature:

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                         hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Series A Preferred covered thereby unto:

Name:

Email:

Address:

Dated:

HOLDER (if an entity):

Name of Holder:

By:

Name:
Title:

HOLDER (if an individual)

Name of Holder:

Signature:

WITNESS:

Name:

Signature:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.